EXHIBIT 23.1


                         Independent Auditors' Consent


The Board of Directors
Technology Research Corporation:


We consent to the use of our report dated May 2, 2003, with respect to the consolidated balance sheets of Technology Research Corporation and subsidiary as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2003, incorporated herein by reference.


KPMG LLP

Tampa, Florida
November 25, 2003